                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                           ONHEALTH NETWORK COMPANY

                                   ARTICLE I

                                     NAME

     The name of the corporation is OnHealth Network Company.


                                  ARTICLE II

                          REGISTERED OFFICE AND AGENT

     The address of the registered office of the "Corporation" is 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104-7078, and the name of the registered agent at such address is PTSGE Corp.


                                  ARTICLE III

                                    PURPOSE

     The Corporation is organized for the purposes of transacting any and all lawful business for which a corporation may be incorporated under the Washington Business Corporation Act, Title 23B of the Revised Code of Washington, now or hereafter in force (the "Act").


                                  ARTICLE IV

                                CAPITAL SHARES

     4.1  AUTHORIZED SHARES.  The authorized capital stock of the Company
          ------------------
consists of 29,000,000 shares of common stock $.01 par value per share ("Common Stock") and 1,000,000 shares ("Preferred Shares") shares of Preferred Stock, $.01 par value per share of which 5,800 have been designated Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock" or the "Preferred Stock"). The rights and preferences for such Series B Convertible Preferred Stock are as set forth in
Section 4.2 herein.


     4.2  DESIGNATION AND AMOUNT.  The shares of the series of Preferred Stock
          ----------------------
created hereby shall be designated as "Series B Convertible Preferred Stock", and the number of shares constituting the Series B Convertible Preferred Stock shall be 5,800, and shall not be subject to increase. Of the authorized shares of Series B Convertible Preferred Stock, 800 shares may be issued only as dividends on the outstanding shares of Series B Convertible Preferred Stock.

          4.2 (a)  DEFINITIONS.  As used herein, the following terms shall have
                   -----------
the following meanings:

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Aggregated Person" means, with respect to any Person, any Person whose beneficial ownership of shares of Common Stock would be aggregated with the beneficial ownership of shares of Common Stock by such Person for purposes of Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder.

          "AMEX" means the American Stock Exchange, Inc.

          "Average Market Price" for any date means the arithmetic average of the Market Price on each of the four Trading Days, whether or not consecutive, during the applicable Measurement Period having the lowest Market Prices.

          "Blackout Period" means any Trading Day, but not in excess of an aggregate of 30 Trading Days, occurring after the SEC Effective Date as to which the Corporation has notified the holders of shares of Series B Convertible Preferred Stock on or prior to such Trading Day in accordance with Section 3(f) of the Registration Rights Agreements that they are required, pursuant to
Section 3(f) of the Registration Rights Agreements, to suspend offers and sales of shares of Common Stock pursuant to the Registration Statement as a result of an event or circumstance which relates to a development concerning a business combination involving the Corporation which development occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Corporation has amended or supplemented the Registration Statement as to which the Board of Directors shall have determined in good faith that public disclosure of such event or circumstance at such time would not be in the best interests of the Corporation, which determination shall be set forth in a resolution duly adopted by the Board of Directors and copies of which shall be furnished to the holders of shares of Series B Convertible Preferred Stock; provided, however, that not more than two periods of such Trading Days in any period of 365 consecutive days shall be Blackout Periods.

          "Board of Directors" or "Board" means the Board of Directors of the Corporation.

          "Ceiling Price" means $9.73 (subject to equitable adjustments from time to time by the Corporation on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after April 10, 1998); provided, however, that, notwithstanding any other provision hereof, the Ceiling Price applicable to a particular conversion shall be subject to reduction as provided in Section 4.2(i)(b)(6); provided further, however, that if a Registration Event occurs, then, in addition to any other right or remedy of any holder of shares of Series B Convertible Preferred Stock thereafter the Ceiling Price shall be permanently reduced on each Computation Date by an amount equal to one percent of the amount that the Ceiling Price otherwise would have been without any reduction pursuant to this proviso.

          "Certificate of Designation" means that certain Certificate of Designation for the Series B Convertible Preferred Stock of IVI Publishing, Inc. (the predecessor in interest of the Corporation), filed with the Secretary of State of Minnesota on April 10, 1998.

          "Closing Bid Price" of any security on any date means the closing bid price of such security on such date on the securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.

          "Common Stock" means the Common Stock, $.01 par value, of the Corporation.

          "Computation Date" means, if a Registration Event occurs, any of (1) the date which is 30 days after such Registration Event occurs, if any Registration Event is continuing on such date, (2) each date which is 30 days after a Computation Date, if any Registration Event is continuing on such date, and (3) the date on which all Registration Events cease to continue.

          "Conversion Agent" means American Stock Transfer & Trust Company, or its duly appointed successor, as conversion agent for the Series B Convertible Preferred Stock pursuant to the Transfer Agent Instruction.

          "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as herein provided.

          "Conversion Date" means, with respect to each conversion of shares of Series B Convertible Preferred Stock pursuant to Section 4.2(i), the date on which the Conversion Notice relating to such conversion is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion pursuant to
Section 4.2(i)(a).

          "Conversion Notice" means a written notice, duly signed by or on behalf of a holder of shares of Series B Convertible Preferred Stock, stating the number of shares of Series B Convertible Preferred Stock to be converted in the form specified in the Subscription Agreements.

          "Conversion Percentage" means, for any Conversion Date during any period set forth below, the applicable percentage set forth below:

                        Conversion
     Conversion Date    Percentage
     ---------------    ----------

     Issuance Date through 90th day after Issuance Date  N/A

     91st through 180th day after Issuance Date  100%

     181st through 270th day after Issuance Date  95%

     271st day after Issuance Date and thereafter  90%

; provided, however, that, notwithstanding any other provision hereof, if a Registration Event occurs, then each percentage stated above shall be permanently reduced by one percentage point on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date).

          "Conversion Price" means:

          (1) for any Conversion Date on or prior to the date which is 90 days after the Issuance Date, $9.73 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after April 10, 1998); and

          (2) for any Conversion Date on or after the date which is 91 days after the Issuance Date, the lesser of:

          (A)  the product of (a) the Average Market Price for such date times
     (b) the applicable Conversion Percentage; and

          (B)  the Ceiling Price;

provided, however, that in the case of this clause (2) the Conversion Price applicable to a particular conversion shall be subject to reduction as provided in Section 4.2(i)(b)(6).

          "Conversion Rate" shall have the meaning provided in Section
4.2(i)(a).

          "Converted Market Price" means, for any share of Series B Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with
Section 4.2(i)(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in 4.2(i)(a)) times (y) the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the date of such determination.

          "Corporation Optional Redemption Notice" means a notice given by the Corporation to the holders of shares of Series B Convertible Preferred Stock pursuant to Section 4.2(h)(a) which notice shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series B Convertible Preferred Stock pursuant to Section 4.2(h)(a), (2) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price per share of Series B Convertible Preferred Stock to be redeemed or the formula for determining the same, determined in accordance herewith and (4) the applicable Redemption Date.

          "Current Price" means with respect to any date the arithmetic average of the Market Price of the Common Stock on the 30 consecutive Trading Days commencing 45 Trading Days before such date.

          "Dividend Shares" means shares of Series B Convertible Preferred Stock issued as dividends on outstanding shares of Series B Convertible Preferred Stock in accordance with Section 4.2(d)(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder Optional Redemption Date" shall mean the date of redemption of shares of Series B Convertible Preferred Stock pursuant to Section 4.2(j).

          "Inconvertibility Notice" shall have the meaning provided in Section 4.2(f)(a)(2).

          "Issuance Date" means the first date of original issuance of any shares of Series B Convertible Preferred Stock.

          "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series B Convertible Preferred Stock.

          "Junior Liquidation Stock" means the Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Convertible Preferred Stock.

          "Liquidation Preference" means, for each share of Series B Convertible Preferred Stock, the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears (computed in accordance with Section 4.2(d)(a)) to the date of distribution, and (iii) $1,000.00.

          "Majority Holders" means at any time the holders of shares of Series B Preferred Stock which shares constitute a majority of the outstanding shares of Series B Preferred Stock.

          "Market Price" of the Common Stock on any date means the closing bid price for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement Period or other period during which the Market Price is being determined:

          (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and
     (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

          (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of shareholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

          (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

          (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Market Price (determined without regard to this proviso) for such trade less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator of which shall be the Market Price (determined without regard to this proviso); provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (iv) of this proviso) for any such Trading Day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series B Preferred Stock shall have the right to receive in payment of dividends on the shares of Series B Preferred Stock or upon conversion of the shares of Series B Preferred Stock, as the case may be, the amount of Securities the holders of shares of Series B Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on the shares of Series B Preferred Stock been issued, or had the holders of shares of Series B Preferred Stock converted the shares of Series B Preferred Stock, in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

          For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or
     (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

          (v) The Corporation or any subsidiary of the Corporation shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any Tender Offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses
     (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and
     (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) for such day; provided, however, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock for any such day, then in lieu of the foregoing adjustment with respect to such day, adequate provision shall be made so that the holders of shares of Series B Preferred Stock shall have the right to receive in payment of dividends on shares of Series B Preferred Stock or upon conversion of shares of Series B Preferred Stock, as the case may be, the amount of cash the holders of shares of Series B Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on shares of Series B Preferred Stock been issued, or had the holders of shares of Series B Preferred Stock converted shares of Series B Preferred Stock, in either such case, immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

          (vi) A Tender Offer made by the Corporation or any of its subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause
     (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day times the Market Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Market Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

          "Maximum Share Amount" means 2,025,000 shares, or such greater number as permitted by the rules of the Nasdaq SmallCap (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring or with respect to which "ex-" trading commences after April 10, 1998), of Common Stock.

          "Measurement Period" means, with respect to any date during a period specified below, the number of consecutive Trading Days specified below ending on the Trading Day prior to such date:

     Number of
     Date     Trading Days
     ----     ------------

     Issuance Date through 90th day after Issuance Date  N/A

     91st through 180th day after Issuance Date        10

     181st through 270th day after Issuance Date       15

     271st day after Issuance Date and thereafter      20

          "Nasdaq" means the Nasdaq National Market.

          "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

          "NYSE" means the New York Stock Exchange, Inc.

          "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

          "Optional Redemption Event" means any one of the following events:

          (1) For any period of five consecutive Trading Days commencing on or after the Issuance Date there shall be no closing bid price of the Common Stock on any national securities exchange, the Nasdaq or the Nasdaq SmallCap;

          (2) The Common Stock ceases to be listed for trading on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap;

          (3) The inability for 30 or more days (whether or not consecutive) of any holder of shares of Series B Convertible Preferred Stock to sell such shares of Common Stock issued or issuable on conversion of shares of Series B Convertible Preferred Stock pursuant to the Registration Statement for any reason other than a Blackout Period on each of such 30 days;

          (4) The Corporation shall fail or default in the timely performance of any obligation (A) to issue shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock as and when required by
     Section 4.2(i) or (B) any other material obligation, in each case to a holder of shares of Series B Convertible Preferred Stock under the terms of these Articles of Incorporation or under the Registration Rights Agreement with such holder or any other agreements or documents entered into in connection with the issuance of shares of Series B Convertible Preferred Stock, as such instruments may be amended from time to time, provided, that an event described in clause (B) above shall be an Optional Redemption Event only if such failure or default shall have continued for a period of 15 days after notice thereof is given to the Corporation by any holder of shares of Series B Convertible Preferred Stock;

          (5) Any consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap or any sale or other transfer of all or substantially all of the assets of the Corporation; or

          (6) The taking of any action to amend any of the Corporation's charter documents, including any amendment to the Corporation's Articles of Incorporation, without the consent of the Majority Holders which materially and adversely affects the rights of any holder of shares of Series B Convertible Preferred Stock.

          "Optional Redemption Notice" means a notice from a holder of shares of Series B Convertible Preferred Stock to the Corporation which states (1) that the holder delivering such notice is thereby requiring the Corporation to redeem shares of Series B Convertible Preferred Stock pursuant to Section 4.2(j), (2) in general terms the Optional Redemption Event giving rise to such redemption, and (3) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed.

          "Optional Redemption Price" means the greater of (i) the Premium Price on the applicable redemption date, and (ii) Converted Market Price on the applicable redemption date.

          "Parity Dividend Stock" means any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Convertible Preferred Stock.

          "Parity Liquidation Stock" means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B Convertible Preferred Stock.

          "Par Redemption Date" means the date of redemption of shares of Series B Convertible Preferred Stock pursuant to Section 4.2(h)(b), determined in accordance therewith.

          "Par Redemption Event" means that, during any period of 20 consecutive Trading Days commencing after the date which is 271 days after the Issuance Date effective by the SEC, the Market Price of the Common Stock shall be at least equal to 150% of the Ceiling Price on each Trading Day in such period.

          "Par Redemption Notice" means a notice given by the Corporation to each holder of Series B Convertible Preferred Stock pursuant to Section 4.2(h)(b), which notice shall state (1) that the Corporation is exercising its right to redeem all outstanding shares of Series B Convertible Preferred Stock pursuant to Section 4.2(h)(b), (2) if such right is being exercised by reason of a Par Redemption Event, that a Par Redemption Event has occurred the date on which such Par Redemption Event occurred and a brief statement of the facts showing such occurrence, (3) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed, (4) the Par Redemption Price per share of Series B Convertible Preferred Stock held by such holder which are to be redeemed, determined in accordance herewith, and (5) the Par Redemption Date.

          "Par Redemption Price" on any date means an amount equal to the sum of
(a) $1,000 plus (b) an amount equal to the accrued but unpaid dividends on the share of Series B Convertible Preferred Stock to be redeemed to the Par Redemption Date, plus (c) an amount equal to the accrued and unpaid interest on dividends in arrears on such share of Series B Convertible Preferred Stock to the Par Redemption Date (determined as provided in Section 4.2(d)).

          "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association or joint stock company.

          "Premium Percentage" means 115%.

          "Premium Price" means, for any share of Series B Convertible Preferred Stock as of any date of determination, the product obtained by multiplying (a) the sum of (1) the Conversion Amount plus (2) an amount equal to the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock to the date of determination, plus (3) an amount equal to the accrued and unpaid interest on dividends in arrears (as provided in Section 4.2(d)) to the date of determination times (b) the Premium Percentage.

          "Redemption Date" means the date of a redemption of shares of Series B Convertible Preferred Stock pursuant to Section 4.2(h)(a), as the case may be, determined in accordance therewith.

          "Redemption Price" means:

          (1) in the case of any Redemption Date which is on or prior to the date which is 180 days after the Issuance Date, the Premium Price on the Redemption Date; and

          (2) in the case of any Redemption Date which is after the date which is 180 days after the Issuance Date, the greater of (A) the Premium Price on the Redemption Date and (B) the Converted Market Price on the Redemption Date.

          "Registration Event" shall mean (1) the Registration Statement is not effective within 120 days after the Issuance Date, (2) the Company fails to file the Registration Statement with the SEC within 45 days after the Issuance Date,
(3) the Company fails to submit a request for acceleration of the effective date of the Registration Statement in accordance with Section 3(a) of the Registration Rights Agreement, (4) the Registration Statement shall cease to be available for use by any holder of shares of Series B Convertible Preferred Stock who is named therein as a selling shareholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated) other than as a result of a Blackout Period; provided, however, that no Registration Event pursuant to this clause (4) shall be deemed to occur prior to the SEC Effective Date, (5) the Common Stock ceases to be listed for trading on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap, or (6) a holder of shares of Series B Preferred Stock having become unable to convert any shares of Series B Preferred Stock in accordance with Section 4.2(i)(a) for any reason (other than by reason of the 4.9% limitation on beneficial ownership set forth therein or a redemption or repurchase thereof).

          "Registration Rights Agreements" means the several Registration Rights Agreements entered into between the Corporation and the original holders of the shares of Series B Convertible Preferred Stock, as amended or modified from time to time in accordance with their respective terms.

          "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreements.

          "SEC" means the United States Securities and Exchange Commission.

          "SEC Effective Date" means the date the Registration Statement is first declared effective by the SEC.

          "Securities" shall have the meaning, for purposes of the definition of the term "Market Price," set forth in clause (iv) of the proviso to the definition of the term "Market Price."

          "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series B Convertible Preferred Stock.

          "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Convertible Preferred Stock.

          "Series B Convertible Preferred Stock" means the Series B Convertible Preferred Stock, $.01 par value, of the Corporation.

          "Share Limitation Redemption Date" shall mean each date on which the Corporation is required to redeem shares of Series B Convertible Preferred Stock as provided in Section 4.2(f)(a).

          "Share Limitation Redemption Price" means the greater of (i) the Premium Price on the applicable Share Limitation Redemption Date and (ii) the Converted Market Price on the applicable Share Limitation Redemption Date.

          "Shareholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in Person or by proxy) at a meeting of the shareholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of such Common Stock on conversion of the Series B Convertible Preferred Stock, as and to the extent required under Rule 4310(c)(25)(H) of the Nasdaq SmallCap as in effect from time to time or any successor provision.

          "Subscription Agreements" means the several Subscription Agreements by and between the Corporation and the original holders of shares of Series B Convertible Preferred Stock pursuant to which the shares of Series B Convertible Preferred Stock were issued.

          "Tender Offer" means a tender offer or exchange offer.

          "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) the Nasdaq SmallCap which at the time constitutes the principal securities market for the Common Stock is open for general trading.

          "Transfer Agent Instruction" means the Transfer Agent Instruction, dated April 9, 1998, from the Corporation to the Conversion Agent for the benefit of the holders of shares of Series B Convertible Preferred Stock.

          4.2(b)  DESIGNATION AND AMOUNT.  The shares of the series of Preferred
                  ----------------------
Stock created hereby shall be designated as "Series B Convertible Preferred Stock", and the number of shares constituting the Series B Convertible Preferred Stock shall be 5,800, and shall not be subject to increase. Of the authorized shares of Series B Convertible Preferred Stock, 800 shares may be issued only as dividends on the outstanding shares of Series B Convertible Preferred Stock.


          4.2(c)  RANK.  Except as approved by the affirmative vote or written
                  ----
consent of the Majority Holders pursuant to Section 4.2(k)(b), all Series B Convertible Preferred Stock shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary and (iii) senior to any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the shareholders may from time to time authorize in accordance herewith.

          4.2(d)  DIVIDENDS AND DISTRIBUTIONS.  (a) The holders of shares of
                  ---------------------------
Series B Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $50.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series B Convertible Preferred Stock and shall be payable quarterly on January 15, April 15, July 15, and October 15 of each year commencing July 15, 1998 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series B Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4.2(d)(b) hereof, Dividend Shares or any combination of cash and

Dividend Shares, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series B Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid (or such lesser rate as shall be the maximum rate allowable by applicable law). No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock (except for Option Share Surrenders), unless and until all accrued and unpaid dividends on the Series B Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

          If at any time any dividend on any Senior Dividend Stock shall be in arrears, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

          Any references to "distribution" contained in this Section 4.2(d) shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

          (b) If the Corporation elects in the exercise of its sole discretion to issue Dividend Shares in payment of dividends on the Series B Convertible Preferred Stock in respect of any dividend payment date, the Corporation shall issue and deliver, or cause to be issued and delivered, by the third Trading Day after such dividend payment date to each holder of shares of Series B Convertible Preferred Stock a certificate representing the number of whole Dividend Shares arrived at by dividing (x) the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series B Convertible Preferred Stock held by such holder which are being paid in Dividend Shares were being paid in cash by (y) $1,000.00; provided, however, that if certificates representing Dividend Shares are issued and delivered to holders of Series B Convertible Preferred Stock subsequent to the third Trading Day after a dividend payment date, the amount so divided into such total amount of cash dividends will be reduced by $10.00 for each Trading Day after the third Trading Day following such dividend payment date to the date of delivery of Dividend Shares. No fractional Dividend Shares shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to such dividend payment date times (y) the number of shares of Common Stock which the fraction of a Dividend Share which would otherwise be issuable by the Corporation would be convertible in accordance with Section 4.2(i)(a) if so converted on the applicable dividend payment date. The Corporation shall not exercise its right to issue Dividend Shares in payment of dividends on Series B Convertible Preferred Stock if:

          (i) the number of shares of Series B Convertible Preferred Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to permit the conversion of such Dividend Shares into shares of Common Stock;

          (ii) the issuance or delivery of Dividend Shares as a dividend payment or the issuance of shares of Common Stock upon conversion of such Dividend Shares would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

          (iii) the shares of Common Stock issuable upon conversion of such Dividend Shares have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

          (iv) the Conversion Price is less than the par value of one share of Common Stock;

          (v) the shares of Common Stock issuable upon conversion of such Dividend Shares (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such Dividend Shares or (B) are no longer listed on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap; or

          (vi) an Optional Redemption Event shall have occurred and any holder of shares of Series B Convertible Preferred Stock (A) shall be entitled to exercise optional redemption rights under Section 4.2(j) of shares of Series B Convertible Preferred Stock by reason of such Optional Redemption Event or (B) shall have exercised optional redemption rights under Section 4.2(j) by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to each holder.

          Dividend Shares issued in payment of dividends on Series B Convertible Preferred Stock pursuant to this Section and shares of Common Stock issuable upon conversion of such Dividend Shares shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of the Corporation; the issuance and delivery thereof is hereby authorized; and the delivery will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

          (c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one Person or group of affiliated Persons, unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series B Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series B Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series B Convertible Preferred Stock equal to the greater of (i) the Premium Price in effect on the date of purchase pursuant to this Section 4.2(d)(c) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 4.2(d)(c).

          (d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any Person other than the Corporation or any subsidiary of the Corporation, unless such Person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series B Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series B Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series B Convertible Preferred Stock equal to the greater of (i) the Premium Price in effect on the date of purchase pursuant to this Section 4.2(d)(d) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 4.2(d)(d).

          4.2(e)  LIQUIDATION PREFERENCE.  In the event of a liquidation,
                  ----------------------
dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series B Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

          4.2(f)  MANDATORY REDEMPTION.
                  --------------------

         (a)   MANDATORY REDEMPTION BASED ON MAXIMUM SHARE AMOUNT.  (1)
               --------------------------------------------------
Notwithstanding any other provision herein, unless the Shareholder Approval shall have been obtained from the shareholders of the Corporation or waived by the Nasdaq, so long as the Common Stock is listed on the Nasdaq or the Nasdaq SmallCap the Corporation shall not be required to issue upon conversion of shares of Series B Convertible Preferred Stock pursuant to Section 4.2(i) more than the Maximum Share Amount. The Maximum Share Amount shall be allocated among the shares of Series B Convertible Preferred Stock at the time of initial issuance thereof pro rata based on the initial issuance of 5,000 shares of Series B Convertible Preferred Stock. Each certificate for shares of Series B Convertible Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series B Convertible Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Series B Convertible Preferred Stock issued by the Corporation pursuant to Section 4.2(d) as dividends on the shares of Series B Convertible Preferred Stock represented by each certificate, which records shall be controlling in the absence of manifest error. Each such additional share of Series B Convertible Preferred Stock shall be allocated a portion of the Maximum Share Amount allocated to the shares of Series B Convertible Preferred Stock in respect of which such additional shares of Series B Convertible Preferred Stock are issued as a dividend and the certificate for such additional shares of Series B Convertible Preferred Stock shall bear a notation as to the certificate number of the share of Series B Convertible Preferred Stock in respect of which such additional share of Series B Convertible Preferred Stock is issued as a dividend. Upon surrender of any certificate for shares of Series B Convertible Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 4.2(i)(a) of less than all of the shares of Series B Convertible Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series B Convertible Preferred Stock evidenced by such new certificate. If any certificate for shares of Series B Convertible Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series B Convertible Preferred Stock equal to the number of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series B Convertible Preferred Stock represented by a single certificate are converted in full pursuant to Section 4.2(i), all of the portion of the Maximum Share Amount allocated to such shares of Series B Convertible Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series B Convertible Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series B Convertible Preferred Stock so converted, and if there shall be no other shares of Series B Convertible Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series B Convertible Preferred Stock outstanding on such date.

          (2) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder of shares of Series B Convertible Preferred Stock (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder of shares of Series B Convertible Preferred Stock may at any time after the occurrence give notice to the Corporation, in either case, if on any ten Trading Days within any period of 20 consecutive Trading Days the Corporation would not have been required to convert shares of Series B Convertible Preferred Stock of such holder in accordance with Section 4.2(i)(a) as a consequence of the limitations set forth in Section 4.2(f)(a)(1) had the shares of Series B Convertible Preferred Stock held by such holder been converted in full into Common Stock on each such day, determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 4.2(i)(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten Trading Days after such Inconvertibility Notice is given or was required to be given, the holder receiving or giving, as the case may be, such Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by such holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series B Convertible Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series B Convertible Preferred Stock) as shall not, on the business day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 4.2(f)(a)(1) (determined without regard to the limitation, if any, on beneficial ownership of Common Stock by such holder contained in the proviso to the second sentence of Section 4.2(i)(a)), within five business days after such holder so directs the Corporation, at a price per share equal to the Share Limitation Redemption Price. If a holder of shares of Series B Convertible Preferred Stock directs the Corporation to redeem outstanding shares of Series B Convertible Preferred Stock and, prior to the date the Corporation is required to redeem such shares of Series B Convertible Preferred Stock, the Corporation would have been able, within the limitations set forth in Section 4.2(f)(a)(1), to convert all of such holder's shares of Series B Convertible Preferred Stock (determined without regard to the limitation, if any, on beneficial ownership of shares of Common Stock by such holder contained in the proviso to the second sentence of Section 4.2(i)(a)) on any ten Trading Days within any period of 15 consecutive Trading Days commencing after the period of 20 consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series B Convertible Preferred Stock, as the case may be, had all of such holder's shares of Series B Convertible Preferred Stock been surrendered for conversion into Common Stock on each of such ten Trading Days within such 15 Trading Day period, then the Corporation shall not be required to redeem any shares of Series B Convertible Preferred Stock by reason of such Inconvertibility Notice.

          (3) Notwithstanding the giving of any Inconvertibility Notice by the Corporation to the holders of Series B Convertible Preferred Stock pursuant to
Section 4.2(f)(a)(2) or the giving or the absence of any notice by the holders of the Series B Convertible Preferred Stock in response thereto or any redemption of shares of Series B Convertible Preferred Stock pursuant to Section 4.2(f)(a)(2), thereafter the provisions of Section 4.2(f)(a)(2) shall continue to be applicable on any occasion unless the Shareholder Approval shall have been obtained from the shareholders of the Corporation or waived by the Nasdaq.

          (4) On each Share Limitation Redemption Date (or such later date as a holder of shares of Series B Convertible Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series B Convertible Preferred Stock being redeemed pursuant to this Section 4.2(f)(a)), the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to such holder of shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to such Share Limitation Redemption Date. Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Convertible Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed.

          (b)  NO OTHER MANDATORY REDEMPTION.  The shares of Series B
               -----------------------------
Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided in Section 4.2(f)(a).

          4.2(g)  NO SINKING FUND.  The shares of Series B Convertible Preferred
                  ---------------
Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

          4.2(h)  OPTIONAL REDEMPTION.
                  -------------------

          (a)  CORPORATION OPTIONAL REDEMPTION.  If (1) the Corporation shall
               -------------------------------
be in compliance in all material respects with its obligations to the holders of shares of Series B Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreement, the Registration Rights Agreement and the provisions of the Certificate of Designation), (2) on the date the Corporation Optional Redemption Notice is given and at all times until the Redemption Date, the Registration Statement is effective and available for use by each holder of shares of Series B Convertible Preferred Stock for the resale of shares of Common Stock acquired by such holder upon conversion of all shares of Series B Convertible Preferred Stock held by such holder and (3) no Optional Redemption Event shall have occurred with respect to which, on the date a Redemption Notice is to be given or on the Redemption Date, any holder of shares of Series B Convertible Preferred Stock (A) shall be entitled to exercise optional redemption rights under Section 4.2(j) by reason of such Optional Redemption Event or (B) shall have exercised optional redemption rights under
Section 4.2(j) by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder, then the Corporation shall have the right, exercisable by giving a Corporation Optional Redemption Notice not less than 20 days or more than 60 days prior to the Redemption Date to all holders of record of the shares of Series B Convertible Preferred Stock, at any time to redeem all or from time to time to redeem any part of the outstanding shares of Series B Convertible Preferred Stock in accordance with this Section 4.2(h)(a). If the Corporation shall redeem less than all outstanding shares of Series B Convertible Preferred Stock, such redemption shall be made as nearly as practical pro rata from all holders of shares of Series B Convertible Preferred Stock. Any Corporation Optional Redemption Notice under this Section 4.2(h)(a) shall be given to the holders of record of the shares of Series B Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series B Convertible Preferred Stock of any other holder. On the Redemption Date (or such later date as a holder of shares of Series B Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series B Convertible Preferred Stock to be redeemed pursuant to this Section 4.2(h)(a)), the Corporation shall make payment of the applicable Redemption Price to each holder of shares of Series B Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. A holder of shares of Series B Convertible Preferred Stock to be redeemed pursuant to this Section 4.2(h)(a) shall be entitled to convert such shares of Series B Convertible Preferred Stock in accordance with Section 4.2(i) (1) through the day prior to the Redemption Date and (2) if the Corporation shall fail to pay the Redemption Price of any share of Series B Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Redemption Price of such share of Series B Convertible Preferred Stock. No share of Series B Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 4.2(i) or the optional redemption right pursuant to Section 4.2(j) may be redeemed by the Corporation pursuant to this Section 4.2(h)(a) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Corporation Optional Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be.

          (b)  REDEMPTION BASED ON PAR REDEMPTION EVENT.  The Corporation shall
               ----------------------------------------
have the right to redeem all, but not less than all, outstanding shares of Series B Convertible Preferred Stock (x) if at any time prior to the date which is 1,080 days after the Issuance Date a Par Redemption Event shall have occurred or (y) at any time on or after the date which is 1,080 days after the Issuance Date so long as (1) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series B Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreements, the Registration Rights Agreements and the Certificate of Designation) and (2) no Optional Redemption Event shall have occurred with respect to which on the date a Par Redemption Notice is to be given or on the Par Redemption Date, any holder of shares of Series B Convertible Preferred Stock (a) shall be entitled to exercise optional redemption rights under Section 4.2(j) by reason of such Optional Redemption Event or (b) shall have exercised optional redemption rights under Section 4.2(j) by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder. In order to exercise its rights under this Section 4.2(h)(b), the Corporation shall give a Par Redemption Notice not less than 15 or more than 20 Trading Days prior to the Par Redemption Date (and, in the case of such redemption by reason of the occurrence of a Par Redemption Event, within 10 days after the occurrence of such Par Redemption Event) to all holders of record of the shares of Series B Convertible Preferred Stock. Any Par Redemption Notice shall be given to the holders of record of the shares of Series B Convertible Preferred Stock by telephone line facsimile transmission to such number as shown on the records of the Corporation for such purpose; provided, however, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series B Convertible Preferred Stock of any other holder. On the Par Redemption Date (or such later date as a holder of shares of Series B Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series B Convertible Preferred Stock to be redeemed pursuant to this Section 4.2(h)(b)), the Corporation shall make payment of the applicable Par Redemption Price to each holder of shares of Series B Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one business day prior to the Par Redemption Date. A holder of shares of Series B Convertible Preferred Stock to be redeemed pursuant to this Section 4.2(h)(b) shall be entitled to convert such shares of Series B Convertible Preferred Stock in accordance with Section 4.2(i) through the day prior to the Par Redemption Date and (2) if the Corporation shall fail to pay the Par Redemption Price of any share of Series B Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Par Redemption Price of such share of Series B Convertible Preferred Stock to such holder. If a Par Redemption Event shall have occurred and the Corporation shall not have exercised its redemption rights under this
Section 4.2(h)(b) within 15 days after the occurrence of such Par Redemption Event, then the Corporation shall not be entitled to redeem shares of Series B Convertible Preferred Stock by reason of another occurrence of a Par Redemption Event unless such Par Redemption Event occurs more than 30 days after the earlier occurrence of a Par Redemption Event. No share of Series B Convertible Preferred Stock as to which a holder exercises the right of conversion pursuant to Section 4.2(i) or the optional redemption right pursuant to Section 4.2(j) may be redeemed by the Corporation pursuant to this Section 4.2(h)(b) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Par Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be. In the case of any redemption pursuant to this Section 4.2(h)(b) for which the Par Redemption Notice is given on or after the date which is 1,080 days after the Issuance Date, the Corporation shall have the right, exercisable by a statement to such effect in the Par Redemption Notice, to pay the Par Redemption Price by the issuance to the holders of shares of Series B Convertible Preferred Stock to be redeemed of shares of Common Stock, valued for this purpose at the Conversion Price on the Par Redemption Date, in lieu of payment of cash, so long as all shares of Common Stock to be so issued would, if issued as dividends on shares of Series B Convertible Preferred Stock, meet the criteria in clauses (i) through (vi) of Section 4.2(d)(b).

          (c)  NO OTHER OPTIONAL REDEMPTION.  The shares of Series B Convertible
               ----------------------------
Preferred Stock shall not be subject to redemption at the option of the Corporation except as provided in Sections 4.2(h)(a) and 4.2(h)(b).

          4.2(i)  CONVERSION.
                  ----------

          (a)  CONVERSION AT OPTION OF HOLDER.  The holders of the Series B
               ------------------------------
Convertible Preferred Stock may at any time on or after the earlier of (x) the SEC Effective Date and (y) the date which is 90 days after the Issuance Date convert at any time all or from time to time any part of their shares of Series B Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided. Each share of Series B Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such whole number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion by rounding to the nearest whole share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the applicable Conversion Date on the share of Series B Convertible Preferred Stock being converted, and (iii) accrued but unpaid interest on the dividends on the share of Series B Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 4.2(d) by (y) the Conversion Price for such Conversion Date (the "Conversion Rate"); provided, however, that in no event shall any holder of shares of Series B Convertible Preferred Stock be entitled to convert any shares of Series B Convertible Preferred Stock in excess of that number of shares of Series B Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and all Aggregated Persons of such holder (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series B Convertible Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series B Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence.

          (b)  OTHER PROVISIONS.  (1) Notwithstanding anything in this Section
               ----------------
4.2(i)(b) to the contrary, no change in the Conversion Amount pursuant to this
Section 4.2(i)(b) shall actually be made until the cumulative effect of the adjustments called for by this Section 4.2(i)(b) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Amount shall actually be changed to reflect all adjustments called for by this Section 4.2(i)(b) and not previously made. Notwithstanding anything in this Section 4.2(i)(b), no change in the Conversion Amount shall be made that would result in the price at which a share of Series B Convertible Preferred Stock is converted being less than the par value of the Common Stock into which shares of Series B Convertible Preferred Stock are at the time convertible.

          (2) The holders of shares of Series B Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series B Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series B Convertible

Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series B Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series B Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series B Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series B Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series B Convertible Preferred Stock.

          (3) (A) The right of the holders of Series B Convertible Preferred Stock to convert their shares shall be exercised by giving (which may be done by telephone line facsimile transmission) a Conversion Notice to the Conversion Agent. Such holder shall also give a copy of any Conversion Notice to the Corporation; provided, however, that for all purposes a Conversion Notice shall be deemed given when given to the Conversion Agent as provided herein and in the Transfer Agent Instruction. If a holder of Series B Convertible Preferred Stock elects to convert any shares of Series B Convertible Preferred Stock in accordance with Section 4.2(i)(a), such holder shall not be required to surrender the certificate(s) representing such shares of Series B Convertible Preferred Stock to the Corporation unless all of the shares of Series B Convertible Preferred Stock represented thereby are so converted. Each holder of shares of Series B Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series B Convertible Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series B Convertible Preferred Stock may not transfer the certificate(s) representing such shares of Series B Convertible Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series B Convertible Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series B Convertible Preferred Stock (upon payment by such holder of shares of Series B Convertible Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series B Convertible Preferred Stock represented by such certificate(s). Each holder of shares of Series B Convertible Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series B Convertible Preferred Stock represented by such certificate, the number of shares of Series B Convertible Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate, and (2) the Corporation may place a legend on the certificates for shares of Series B Convertible Preferred Stock which refers to or describes the provisions of this paragraph.

          (b) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series B Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The number of shares of Common Stock to be issued upon each conversion of shares of Series B Convertible Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within two Trading Days after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series B Convertible Preferred Stock being converted within two Trading Days after a Conversion Notice has been given (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly corrects all such defects.

          (4) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B Convertible Preferred Stock, the Corporation promptly shall seek, and use its best efforts to obtain and complete, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series B Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series B Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

          (6) If a holder shall have given a Conversion Notice for shares of Series B Convertible Preferred Stock, the Corporation shall issue and deliver to such Person certificates for the Common Stock issuable upon such conversion within three Trading Days after such Conversion Notice is given and the Person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to such holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series B Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all reasonable out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by such holder as a result of such failure, (2) the Conversion Percentage used to determine the Conversion Price applicable to such conversion shall be reduced by one percentage point from the Conversion Percentage otherwise used to calculate the Conversion Price applicable to such conversion for each Trading Day the Corporation fails to so issue and deliver such certificates and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series B Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series B Convertible Preferred Stock thereafter in accordance herewith.

          (7) No fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock to purchase fractional shares of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the number of shares of Common Stock to be issued on conversion shall be rounded to the nearest whole share of Common Stock.

          (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of Section 4.2(i)(b)(1), as follows:

          (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the Current Price for such record date, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

     C\\1\\  = C x   O + N
                     -----
                   O + N x P
                     -----
                       M

where

     C\\1\\  = the adjusted Conversion Amount

     C       = the current Conversion Amount

     O = the number of shares of Common Stock outstanding on the record date.

     N = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.

     P = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).

     M       = the Current Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

          (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula


     C\\1\\  = C x      M
                    --------
                      M - F

where

     C\\1\\  = the adjusted Conversion Amount

     C       = the current Conversion Amount

     M = the Current Price per share of Common Stock on the record date mentioned below.

     F = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series B Convertible Preferred Stock.

          (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (iv)   If at any time as a result of an adjustment made pursuant to
Section 4.2(i)(b)(5), the holder of any Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

          (9) Except as otherwise provided above in this Section 4.2(i), no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

          (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series B Convertible Preferred Stock and the transfer agent for the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 4.2(i), and any adjustment so evidenced, given in good faith, shall be binding upon all shareholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series B Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

          (11) Whenever the Corporation shall propose to take any of the actions specified in Section 4.2(i)(b)(5) or in subparagraphs (i) or (ii) of
Section 4.2(i)(b)(8) which would result in any adjustment in the Conversion Amount under this Section 4.2(i)(b), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common

Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

          4.2(j)  REDEMPTION AT OPTION OF HOLDERS.
                  -------------------------------

          (a)  REDEMPTION RIGHT.  If an Optional Redemption Event occurs, then,
               ----------------
in addition to any other right or remedy of any holder of shares of Series B Convertible Preferred Stock, each holder of shares of Series B Convertible Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series B Convertible Preferred Stock, or any portion thereof, on the date that is three business days after the date such holder gives the Corporation an Optional Redemption Notice with respect to such Optional Redemption Event at any time while any of such holder's shares of Series B Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

          (b)  NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC.
               -------------------------------------------------------------
(1) On or before the fifth business day after the occurrence of an Optional Redemption Event, the Corporation shall give to each holder of outstanding shares of Series B Convertible Preferred Stock a notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. Such notice from the Corporation shall set forth:

          (i) the date by which the optional redemption right must be exercised, and

          (ii) a description of the procedure (set forth below) which each such holder must follow to exercise such holder's optional redemption right.

No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series B Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series B Convertible Preferred Stock.

          (2) To exercise its optional redemption right, each holder of outstanding shares of Series B Convertible Preferred Stock shall deliver to the Corporation on or before the thirtieth day after the notice required by Section 4.2(j)(b)(1) is given to such holder (or if no such notice has been given by the Corporation to such holder, within forty days after such holder first learns of such Optional Redemption Event) an Optional Redemption Notice to the Corporation. An Optional Redemption Notice may be revoked by such holder giving such Optional Redemption Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

          (3) If a holder of shares of Series B Convertible Preferred Stock shall have given an Optional Redemption Notice, on the date which is three business days after the date such Optional Redemption Notice is given (or such later date as such holder surrenders such holder's certificates for the shares of Series B Convertible Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such holder in writing to the Corporation at least one business day prior to the applicable redemption date.

          (c)  OTHER.  (1) In connection with a redemption pursuant to this
               -----
Section 4.2(j) of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Trading Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series B Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

          (2) An Optional Redemption Notice given by a holder of shares of Series B Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three business days after such Optional Redemption Notice has been given (which notice shall specify all defects in such Optional Redemption Notice), and any Optional Redemption Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series B Convertible Preferred Stock not in dispute whether or not such holder makes such undertaking.

          4.2(k)  VOTING RIGHTS; CERTAIN RESTRICTIONS.
                  -----------------------------------

          (a)  VOTING RIGHTS.  Except as otherwise required by law or expressly
               --------------
provided herein, shares of Series B Convertible Preferred Stock shall not be entitled to vote on any matter.

          (b)  ARTICLES OF INCORPORATION; CERTAIN STOCK.  The affirmative vote
               ----------------------------------------
or consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series B Convertible Preferred Stock except as otherwise required by law.

          (c)  REPURCHASES OF SERIES B CONVERTIBLE PREFERRED STOCK.  The
               ---------------------------------------------------
Corporation shall not repurchase or otherwise acquire any shares of Series B Convertible Preferred Stock (other than pursuant to Sections 4.2(f)(a), 4.2(h)(a), 4.2(h)(b) or 4.2(j)) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series B Convertible Preferred Stock for cash at the same price per share.

          (d)  OTHER.  So long as any shares of Series B Convertible Preferred
               -----
Stock are outstanding:

          (1)  PAYMENT OF OBLIGATIONS.  The Corporation will pay and discharge,
               ----------------------
and will cause each subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

          (2)  MAINTENANCE OF PROPERTY; INSURANCE.  (A)  The Corporation will
               ----------------------------------
keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (B) The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

          (3)  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.  The
               ------------------------------------------------
Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of substantially the same general type as conducted by the Corporation and its operating subsidiaries at the time the Certificate of Designation was filed with the Secretary of State of the State of Minnesota, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

          (4)  COMPLIANCE WITH LAWS.  The Corporation will comply, and will
               --------------------
cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

          (5)  INVESTMENT COMPANY ACT.  The Corporation will not be or become
               ----------------------
an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

          (6)  TRANSACTIONS WITH AFFILIATES.  The Corporation will not, and
               ----------------------------
will not permit any subsidiary of the Corporation, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such subsidiary no less favorable than terms that could be obtained by the Corporation or such subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

          4.2(l)  OUTSTANDING SHARES.  For purposes of this Section 4.2, all
                  ------------------
shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series B Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by Section 4.2(i); (ii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than any original holder of shares of Series B Convertible Preferred Stock) and (iii) from the applicable Redemption Date, Share Limitation Redemption Date, Par Redemption Date or date of redemption pursuant to Section 4.2(j), all shares of Series B Convertible Preferred Stock which are redeemed or repurchased, so long as in each case the Redemption Price, the Share Limitation Redemption Price, the Par Redemption Price, the Optional Redemption Price or other repurchase price, as the case may be, of such shares of Series B Convertible Preferred Stock shall have been paid by the Corporation as and when due hereunder.

          4.2(m)  MISCELLANEOUS.
                  -------------

          (a)  NOTICES.  Any notices required or permitted to be given under
               -------
the terms of this Section 4.2 of the Articles of Incorporation, as amended, shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given upon receipt (a) in the case of the Corporation, addressed to the Corporation at 808 Howell Street, Suite 400, Seattle, Washington, 98101, Attention: Chief Financial Officer (telephone line facsimile transmission number (206) 652-8665), with a copy to C. Kent Carlson, Esq., Preston Gates & Ellis LLP, 701 Fifth Avenue, Seattle, Washington 98104 (telephone line facsimile number (206) 623-
7022), or, in the case of any holder of shares of Series B Convertible Preferred Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series B Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series B Convertible Preferred Stock in accordance with this Section or any holder of shares of Series B Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

          (b)  REPLACEMENT OF CERTIFICATES.  Upon receipt by the Corporation of
               ---------------------------
evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series B Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series B Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series B Convertible Preferred Stock, the

Corporation will execute and deliver to such holder a new certificate for such shares of Series B Convertible Preferred Stock without charge to such holder.

          (c)  OVERDUE AMOUNTS.  Except as otherwise specifically provided in
               ---------------
Section 4.2(d) with respect to dividends in arrears on the Series B Convertible Preferred Stock, whenever any amount which is due to any holder of shares of Series B Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 12% per annum ( or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

     4.3  ISSUANCE OF PREFERRED SHARES.  The Board of Directors is hereby
          -----------------------------
authorized from time to time, without shareholder action, to provide for the issuance of Preferred Shares in one or more series other than the Series B Convertible Preferred Stock and subject to the rights and preferences of the Series B Convertible Preferred Stock described herein not exceeding in the aggregate the number of Preferred Shares authorized by these Articles of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to Preferred Shares of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Shares of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Shares of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Shares of any series to convert or exchange such Preferred Shares of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.


     4.4  FILINGS AND EFFECTIVENESS.  Before the Corporation shall issue any
          --------------------------
Preferred Shares of any series, Articles of Amendment or Restated Articles of Incorporation, fixing the voting powers, designations, preferences, the relative, participating, option, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the Preferred Shares of such series, and the number of Preferred Shares of such series authorized by the Board of Directors to be issued shall be filed with the secretary of state in accordance with the Washington Business Corporation Act ("WBCA") and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.



                                   ARTICLE V

                             NO PREEMPTIVE RIGHT'S

     Shareholders of the Corporation have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by the Corporation.


                                  ARTICLE VI

                                   DIRECTORS

     6.1  NUMBER.  The number of directors of the Corporation shall be fixed in
          -------
the manner specified by the bylaws of the Corporation.

     6.2  VACANCIES.  Vacancies and newly created directorships resulting from
          ----------
any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless for any reason there are no directors in office in which case they shall be filled by a special election by shareholders.


                                  ARTICLE VII

                             ELECTION OF DIRECTORS

     Shareholders of the Corporation shall not have the right to cumulate votes in the election of directors.

                                 ARTICLE VIII

                         SPECIAL SHAREHOLDER MEETINGS

     Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                                  ARTICLE IX

                              AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, repeal, alter, amend, and rescind the bylaws of the Corporation by a resolution adopted by a majority of the directors.


                                   ARTICLE X

                       LIMITATION OF DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for:

     (a) Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

     (b) Conduct violating Section 23B.08.310 of the Act (which involves distributions by the Corporation);

     (c) Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the Washington Business Corporation Act, as so amended. The provisions of this Article shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while such provisions are in effect, and each such Directors shall be deemed to be serving as such in reliance on the provisions of this Article. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                  ARTICLE XI

               MERGERS, SHARE EXCHANGES, AND OTHER TRANSACTIONS

     A merger, share exchange, sale of substantially all of the Corporation's assets, or dissolution must be approved by the affirmative vote of a majority of the Corporation's outstanding shares entitled to vote, or if separate voting by voting groups is required then by not less than a majority of all the votes entitled to be cast by that voting group.


                                  ARTICLE XII

                                INDEMNIFICATION

     12.1  DEFINITIONS.    As used in this Article:
           ------------

          a. "Agent" means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Agent" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an agent.

          b. "Corporation" means the Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

          c. "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, limited liability company, limited liability partnership, trust, employee benefit plan or other enterprise. "Director" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of a director.

          d. "Employee" means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, limited liability company, limited liability partnership, trust, employee benefit plan, or other enterprise- "Employee" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an employee.

          e.   "Expenses" include counsel fees.

          f. "Indemnitee" means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to these Articles or other corporate action. "Indemnitee" includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of such individuals.

          g. "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a proceeding.

          h. "Officer" means an individual who is or was an officer of the Corporation (regardless of whether or not such individual was also a Director) or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, limited liability company, limited liability partnership, trust, employee benefit plan, or other enterprise. "Officer" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an officer.

          i. "Party" includes an individual who was, is, or is threatened to be named a defendant, respondent or witness in a proceeding.

          j. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative, and whether formal or informal.

     12.2  INDEMNIFICATION RIGHTS OF DIRECTORS AND OFFICERS.  The Corporation
           ------------------------------------------------
shall indemnify its Directors and Officers to the full extent not prohibited by applicable law now or hereafter in force against liability arising out of a Proceeding to which such individual was made a Party because the individual is or was a Director or an Officer. However, such indemnity shall not apply on account of:

     (a) Acts or omissions of a Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;

     (b) Conduct of a Director or Officer finally adjudged to be in violation of Section 23B.09.3 10 of the Act relating to distributions by the Corporation; or

     (c) Any transaction with respect to which it was finally adjudged that such Director or Officer personally received a benefit in money, property, or services to which the Director or Officer was not legally entitled.

Subject to the foregoing, it is specifically intended that Proceedings covered by indemnification shall include Proceedings brought by the Corporation (including derivative actions), Proceedings by government entities and governmental officials or other third party actions.

     12.3  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.  The
           -----------------------------------------------------------
Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay Expenses in advance of the final disposition of a Proceeding to Employees and Agents of the Corporation who are not also Directors, in each case to the same extent as to a Director with respect to the indemnification and advancement of Expenses pursuant to rights granted under, or provided by, the Act or otherwise.

     12.4  PARTIAL INDEMNIFICATION.  If an Indemnitee is entitled to
           ------------------------
indemnification by the Corporation for some or a portion of Expenses, liabilities, or losses actually and reasonably incurred by Indemnitee in an investigation, defense, appeal or settlement but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, liabilities or losses to which Indemnitee is entitled.

     12.5  PROCEDURE FOR SEEKING INDEMNIFICATION AND/OR ADVANCEMENT OF EXPENSES.
           --------------------------------------------------------------------
The following procedures shall apply in the absence of (or at the option of the Indemnitee, in lieu thereof), specific procedures otherwise applicable to an Indemnitee pursuant to a contract, trust agreement, or general or specific action of the Board of
Directors:

          12.5.1 Notification and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

     With respect to any such proceeding as to which Indemnitee has notified the
     Corporation:

          (a) The Corporation will be entitled to participate therein at its own expense; and

          (b) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee's consent to such counsel may not be unreasonably withheld.

          After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnitee's expense; and if:

               (i) The employment of counsel by Indemnitee has been authorized by the Corporation;

               (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

               (iii) The Corporation shall not in fact have employed counsel to assume the defense of such proceeding,

     the fees and Expenses of Indemnitee's counsel shall be at the expense of the Corporation.

          The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

          12.5.2 Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitute an "Indemnification Statement").

          Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such determination shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.

          The foregoing determination may be made: (1) by the Board of Directors by majority vote of a quorum of Directors who are not at the time parties to the proceedings; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate) consisting solely of two (2) or more Directors not at the time parties to the proceeding; (3) by special legal counsel; or (4) by the shareholders as provided by Section 23B.08.550 of the Act.

          Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

          12.5.3 Special Procedure Regarding Advance for Expenses. An Indemnitee seeking payment of Expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification
     Statement:

               (a) A written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

               (b) A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

          Upon satisfaction of the foregoing the Indemnitee shall have a contractual right to the payment of such Expenses.

          12.5.4 Settlement. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without the Corporation's written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

     12.6.  CONTRACT AND RELATED RIGHTS.
            ----------------------------

          12.6.1 Contract Rights. The right of an Indemnitee to indemnification and advancement of Expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

          12.6.2 Optional Insurance, Contracts, and Funding. The Corporation may:

               (a) Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability under Section 23B.08.510 or .520 of the Act;

               (b) Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

               (c) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

          12.6.3 Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

          12.6.4 Right of Indemnitee to Bring Suit. If (1) a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation; or (2) a claim under this Article for advancement of Expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim. Neither (1) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to the proceeding or create a presumption that the Indemnitee is not so entitled.

          12.6.5 Nonexclusivity of Rights. The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, provision of this Article or the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the shareholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide an Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

     12.7  CONTRIBUTION.  If the indemnification provided in Section 12.2 of
           ------------
this Article is not available to be paid to Indemnitee for any reason other than those set forth in subparagraphs 12.2(a), 12.2(b), and 12.2(c) of Section 12.2 of this Article (for example, because indemnification is held to be against public policy even though otherwise permitted under Section 12.2) then in respect of any proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such proceeding), the Corporation shall contribute to the amount of loss paid or payable by Indemnitee in such proportion as is appropriate to reflect:

               The relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose, and

               The relative fault of the Corporation on the one hand and the Indemnitee on the other hand in connection with the events which resulted in such loss, as well as any other relevant equitable consideration.

     The relative benefits received by and fault of the Corporation on the one hand and the Indemnitee on the other shall be determined by a court of appropriate jurisdiction (which may be the same court in which the proceeding took place) with reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss. The Corporation agrees that it would not be just and equitable if a contribution pursuant to this Article was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

     12.8  EXCEPTIONS. Any other provision herein to the contrary
           ----------
notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Articles to indemnify or advance Expenses to Indemnitee with respect to any proceeding.

          12.8.1  Claims Initiated by Indemnitee.  Initiated or brought
                  ------------------------------
     voluntarily by Indemnitee and not by way of defense, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate. Notwithstanding the foregoing, the Corporation shall provide indemnification including the advancement of Expenses with respect to Proceedings brought to establish or enforce a right to indemnification under these Articles or any other statute or law or as otherwise required under the statute.

          12.8.2  Lack of Good Faith.    Instituted by Indemnitee to enforce or
                  ------------------
     interpret this Article, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

          12.8.3  Insured Claims.    For which any of the Expenses or
                  --------------
     liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

          12.8.4  Prohibited by Law.    If the Corporation is prohibited by the
                  -----------------
     Act or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission ("SEC") has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right to indemnify Indemnitee.

     12.9  SUCCESSORS AND ASSIGNS.  All obligations of the Corporation to
           -----------------------
indemnify any Director or Officer shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law).
The Corporation shall not effect any sale of substantially all of its assets, merger, consolidation, or other reorganization, in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Corporation.


                                 ARTICLE XIII

                  CORPORATION'S ACQUISITION OF ITS OWN SHARES

     The Corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal with and in its own shares. As a specific modification of Section 23B.06.310 of the Act, pursuant to the authority in Section 23B.02.020(5)(c) of the Act, to include provisions related to the management of the business and the regulation of the affairs of the Corporation, shares of the Corporation's stock acquired by it pursuant to this Article shall be considered "Treasury Stock" and so held by the Corporation. The shares so acquired by the Corporation shall not be considered as authorized and unissued but rather as authorized, issued, and held by the Corporation. The shares, so acquired shall not be regarded as cancelled or as a reduction to the authorized capital of the Corporation unless specifically so designated by the Board of Directors in an amendment to these Articles of Incorporation. The provisions of this Article do not alter or effect the status of the Corporation's acquisition of its shares as a "distribution" by the Corporation as defined in Section 23B.01.400(6) of the Act, nor alter or effect the limitations on distributions by the Corporation as set forth in Section 23B.06.400 of the Act. Any shares so acquired by the Corporation, unless otherwise specifically designated by the Board of Directors, at the time of acquisition, shall be considered on subsequent disposition, as transferred rather than reissued. Nothing in this Article limits or restricts the right of the Corporation to resell or otherwise dispose of any of its shares previously acquired for such consideration and according to such procedures as established by the Board of Directors.

     The undersigned has signed these Articles of Incorporation as of June 16, 1998.

                                  \s\ Michael D. Conway
                                  ---------------------
                                  Michael D. Conway
                                  Vice President

                            RESTATEMENT CERTIFICATE



     The undersigned Secretary of OnHealth Network Company (the "Corporation"), hereby certifies that the Amended and Restated Articles of Incorporation of the Corporation supersede in their entirety the original Articles of Incorporation as amended by the Corporation's Amended and Restated Articles of Incorporation filed June 15, 1996.

  No shares have been issued by the Corporation, therefore shareholder action is
not required.    The amendments were duly approved by the directors in
accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040. The date of the adoption by the directors was June 10, 1998.


                                  \s\ Michael Conway, Secretary
                                  -----------------------------
                                  Michael Conway, Secretary